EXHIBIT 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenue	$45,094	$36,975	$119,834	$95,051

Costs and expenses:
Cost of operations	18,020	13,336	51,531	37,771
Sales and marketing	13,534	12,080	36,663	35,326
General and administrative	6,582	5,493	21,787	15,506
Depreciation and amortization	2,733	1,247	7,985	3,762
Interest income	(10)	—	(10)	—

Income before income tax provision	4,235	4,819	1,878	2,686
Income tax provision	112	61	264	152

Net income	$4,123	$4,758	$1,614	$2,534

Net income per common share:
Basic	$0.09	$0.10	$0.03	$0.05

Diluted	$0.09	$0.10	$0.03	$0.05

Weighted-average shares outstanding used in computing net income per common share:
Basic	48,273	48,100	48,158	48,100

Diluted	48,302	48,100	48,167	48,100

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues
Online Services:
Advertising and sponsorship	$28,054	$22,590	$77,497	$57,830
Licensing	9,053	4,257	23,097	10,212
Content syndication and other	2,124	4,683	6,697	15,080

Total Online Services	39,231	31,530	107,291	83,122
Publishing Services	5,863	5,445	12,543	11,929

	$45,094	$36,975	$119,834	$95,051

Earnings before interest, taxes, depreciation, amortization and other non-cash items
Online Services	$7,795	$6,349	$15,588	$15,319
Publishing Services	1,282	2,060	367	2,163

	9,077	8,409	15,955	17,482
Basic earnings per common share before interest, taxes, depreciation, amortization and other non-cash items (a)	$0.19	$0.17	$0.33	$0.36

Diluted earnings per common share before interest, taxes, depreciation, amortization and other non-cash items (a)	$0.19	$0.17	$0.33	$0.36

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	10	—	10	—
Depreciation and amortization	(2,733)	(1,247)	(7,985)	(3,762)
Non-cash advertising and distribution (included in cost of operations)	(74)	(104)	(291)	(705)
Non-cash advertising and distribution (included in sales and marketing)	(1,633)	(1,701)	(4,830)	(9,134)
Non-cash stock compensation	(412)	(538)	(981)	(1,195)
Income tax provision	(112)	(61)	(264)	(152)

Net income	$4,123	$4,758	$1,614	$2,534

Net income per common share:
Basic	$0.09	$0.10	$0.03	$0.05

Diluted	$0.09	$0.10	$0.03	$0.05

Weighted-average shares outstanding used in computing net income per common share:
Basic	48,273	48,100	48,158	48,100

Diluted	48,302	48,100	48,167	48,100

(a)	Basic and diluted earnings per common share before interest, taxes, depreciation, amortization and other non-cash items is based on the weighted-average shares outstanding used in computing basic and diluted net income per common share

(b)	Reconciliation of earnings before interest, taxes, depreciation, amortization and other non-cash items to net income

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,112	$3,456
Stock subscription receivable	129,142	—
Accounts receivable, net of allowance for doubtful accounts of $821 at September 30, 2005 and $798 at December 31, 2004	41,685	38,453
Current portion of prepaid advertising	8,324	10,350
Other current assets	2,276	2,619

Total current assets	222,539	54,878

Property and equipment, net	19,172	6,316
Prepaid advertising	15,075	20,047
Goodwill	77,626	52,614
Intangible assets, net	15,678	12,065
Other assets	178	576

	$350,268	$146,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$22,555	$15,874
Deferred revenue	35,285	29,885

Total current liabilities	57,840	45,759

Stockholders’ equity	292,428	100,737

	$350,268	$146,496

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2005	2004
Cash flows from operating activities:
Net income	$1,614	$2,534
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,985	3,762
Non-cash advertising and distribution	5,121	9,839
Non-cash stock compensation	981	1,195
Changes in operating assets and liabilities:
Accounts receivable	(1,490)	(11,314)
Other assets	1,185	3,364
Accrued expenses	2,798	3,382
Deferred revenue	778	2,834

Net cash provided by operating activities	18,972	15,596

Cash flows from investing activities:
Purchases of property and equipment	(15,587)	(2,612)
Cash paid in business combinations, net of cash acquired	(30,819)	(1,500)

Net cash used in investing activities	(46,406)	(4,112)

Cash flows from financing activities:
Net cash transfers from (to) Emdeon	65,090	(10,372)

Net cash provided by (used in) financing activities	65,090	(10,372)

Net increase in cash and cash equivalents	37,656	1,112
Cash and cash equivalents at beginning of period	3,456	358

Cash and cash equivalents at end of period	$41,112	$1,470